UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2007

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The Registrant’s Board of Directors made three amendments to the Registrant’s bylaws, each effective March 28, 2007. The Board amended Article IV Sections 2 and 3 to provide that the Chief Executive Officer (rather than the Chairman of the Board) shall preside at all meetings of the shareholders. Also, the Board amended Article I Section 7 and Article II Section 3 to change the deadlines by which a shareholder wishing to bring business or other proposals before a meeting of shareholders or to nominate a person for election to the board of directors must notify the Registrant. For the annual meeting of shareholders, a shareholder’s notice or nomination generally must be delivered to, or mailed and received at, the Registrant’s principal executive offices not less than 120 days prior to the first anniversary of the date on which the Registrant first mailed its proxy materials for the preceding year’s annual meeting. This change conforms the deadlines under the Registrant’s bylaws with the deadline under the SEC’s Rule 14a-8 (which addresses when the Registrant must include a shareholder’s proposal in its proxy materials). Previously, the Registrant’s bylaws required such notice or nominations to be made not less than 90 days and not more than 120 days prior to the scheduled date of the meeting. For meetings other than the annual meeting, a shareholder’s notice or nomination must be delivered to, or mailed and received at, the Registrant’s principal executive offices no later than the close of business on the 10th day following the earlier of the day on which notice of the scheduled date of the meeting was mailed or publicly disclosed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.2	Bylaws of the Registrant, amended and restated as of March 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: April 2, 2007.	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Group Vice President